POWER OF ATTORNEY

The undersigned officers and trustees of each trust or corporation listed in Schedule A hereto (each a “Registrant”) hereby appoint MARGUERITE C. BATEMAN, BRUCE G. LETO, KRISTIN H. IVES, J. STEPHEN FEINOUR, AMY C. FITZSIMMONS, NAVID J. TOFIGH, ALISON E. BAUR, and HARRIS GOLDBLAT  (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 3rd day of January, 2025.

/s/ Rohit Bhagat	/s/ Anantha K. Pradeep
Rohit Bhagat, Trustee	Anantha K. Pradeep, Trustee
/s/ Deborah D. McWhinney	/s/ Alison Baumann
Deborah D. McWhinney, Trustee	Alison Baumann, Trustee
/s/ Patrick O’Connor	/s/ Vivek Pai
Patrick O’Connor, Trustee and President and Chief Executive Officer-Investment Management	Vivek Pai, Chief Financial Officer and Chief Accounting Officer
/s/ Christopher Kings
Christopher Kings, Chief Executive Officer-Finance and Administration

Schedule A

To

Power of Attorney

Name of Trust       Securities Act File No.

FRANKLIN ETF TRUST      333-186504

FRANKLIN TEMPLETON ETF TRUST    333-208873

FRANKLIN TEMPLETON TRUST     333-233596

LEGG MASON ETF INVESTMENT TRUST    333-206784